                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                                XCARE.NET, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                XCARE.NET, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

[XCARE.NET LOGO]

                                                              September 20, 2000

Dear Shareholder,

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of XCare.net, Inc. to be held on Wednesday November 1, 2000 at the Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado, 80112 starting at 9:00 a.m. Mountain Standard Time.

     Details of the business to be conducted at the meeting are set out in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement.

     It is important that you use this opportunity to take part in the affairs of XCare.net by voting on the business to come before this meeting. Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

                                            Sincerely,

                                            LOGO

                                            Lorine R. Sweeney
                                            President and Chief Executive
                                            Officer

                                [XCARE.NET LOGO]
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 1, 2000

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of XCare.Net, Inc., a Delaware corporation (the "Company"), will be held at the Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado, 80112, on November 1, 2000 at 9:00 a.m., Mountain Standard Time, for the following purposes:

          1. To elect three (3) Class I directors to serve for the ensuing three
     (3) years and until their successors are duly elected and qualified.

          2. To approve an amendment to the Company's 1997 Stock Plan to increase the number of shares of common stock available for issuance under such plan from 2,200,000 to 3,600,000.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing matters are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on September 20, 2000 are entitled to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                            FOR THE BOARD OF DIRECTORS

                                            LOGO

                                            Lorine R. Sweeney,
                                            President and Chief Executive
                                            Officer

Englewood, Colorado
September 20, 2000

IMPORTANT: TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU RETURNED A PROXY.

                                XCARE.NET, INC.
                         6400 S. FIDDLER'S GREEN CIRCLE
                                   SUITE 1400
                              ENGLEWOOD, COLORADO
                                 (303) 488-2019
                             ---------------------

                                PROXY STATEMENT
                                      FOR

                      2000 ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of XCare.net, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at the Inverness Hotel, 200 Inverness Drive West, Englewood Colorado, 80112, on November 1, 2000 at 9:00 a.m., Mountain Standard Time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. These proxy solicitation materials and the Annual Report on Form 10-K for the fiscal year ended December 31, 1999, including financial statements, will be mailed on or about September 26, 2000 to all stockholders entitled to vote at the meeting.

RECORD DATE AND SHARE OWNERSHIP

     Stockholders of record at the close of business on September 20, 2000 (the "Record Date") are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. At the Record Date, 16,249,801 shares of the Company's Common Stock were issued and outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company at its principal offices to the attention of Gary T. Scherping a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING

     Each stockholder is entitled to one vote for each share held.

SOLICITATION OF PROXIES

     The cost of this solicitation will be borne by the Company. The Company has retained the services of ChaseMellon Shareholder Services LLC (the "Agent"), to perform a search of brokers, bank nominees and other institutional owners. The Company estimates that it will pay the Agent a fee of $3,500 for its services plus out-of-pocket expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The Company's Bylaws provide that stockholders holding a majority of the outstanding shares of the corporation entitled to vote on the Record Date and represented by person or by proxy shall constitute a quorum at meetings of stockholders. Shares that are voted "FOR," "AGAINST" or "WITHHELD" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as "entitled to vote on the subject matter" (the "Votes Cast") at the Annual Meeting with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, with the exception of the proposal for the election of directors, abstentions will have the same effect as a vote against the proposal. Because directors are elected by a plurality vote, abstentions in the election of directors have no impact once a quorum exists.

     In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered "Votes Cast" and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company no later than May 26, 2001 and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. However, in the event the date of the 2001 Annual Meeting of Stockholders is more than 30 days before or after (other than as a result of adjournment) the one year anniversary of the 2000 Annual Meeting of Stockholders, notice by the stockholder to be timely must be delivered in writing at the close of business on the later of (i) 60 days before the 2001 Annual Meeting of Stockholders, or (ii) 10 days after the day on which a public announcement of the date of such meeting is first made.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). During 1999, no such filings were required of any of the Company's officers, directors, or stockholders because the Company's securities were not registered under the Exchange Act.

STOCKHOLDER INFORMATION

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, INCLUDING FINANCIAL STATEMENTS, IS ENCLOSED WITH THESE PROXY SOLICITATION MATERIALS. IN COMPLIANCE WITH RULE 14a-3 PROMULGATED UNDER THE EXCHANGE ACT, THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, INCLUDING THE FINANCIAL STATEMENTS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO XCARE.NET, INC., 6400 S. FIDDLER'S GREEN CIRCLE, SUITE 1400, ENGLEWOOD, COLORADO 80111, ATTENTION:
INVESTOR RELATIONS.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     Three (3) Class I directors are to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's three (3) nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director at this meeting will continue until the Annual Meeting of Stockholders held in 2003 or until the director's successor has been elected and qualified.

VOTE REQUIRED

     The three (3) candidates receiving the highest number of "FOR" votes shall be elected to the Company's Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors.

NAME OF NOMINEE                             AGE              PRINCIPAL OCCUPATION
---------------                             ---              --------------------
Fred L. Brown.............................  59    Immediate past chairman of the American
                                                    Hospital Association
L. Ben Lytle..............................  53    Chairman of Anthem, Inc.
Daniel J. Mitchell........................  43    Manager, Sequel Venture Partners, LLC

     Set forth below are each nominee's principal occupation during the past five (5) years. There are no family relationships among any directors or executive officers of the Company.

     Fred L. Brown. Mr. Brown has been a director of XCare.net since December 30, 1999. Since January 2000, Mr. Brown has been immediate past chairman of the American Hospital Association, a public policy advocate and educational association. From June 1993 until December 1998, Mr. Brown was the founding President and Chief Executive Officer of BJC Health System, a healthcare organization comprised of a comprehensive health network featuring 200 care sites, 24,000 employees, and health plans covering more than 200,000 patients. He currently serves as vice-chairman of the system. Mr. Brown is also currently a director of Commerce Bancshares, Inc., a publicly traded company that provides banking services in the midwest; Curon Medical, Inc., a medical products company; American's Doctor.com, a privately held company; the Healthcare Research and Development Institute, a research institute comprised of 35 chief executives who direct hospitals and major health care systems that undertake research studies; and Morrison Management Specialists, Inc., a publicly traded company that provides food, nutrition and dining services to the health care senior living industries. He is also a Visiting Professor at George Washington University in Washington, D.C., and has been a member of President Clinton's Council of Year 2000 Conversion during 1999.

     L. Ben Lytle. Mr. Lytle has been a director of XCare.net since January 11, 2000. From 1976 to 1999 Mr. Lytle was employed by Anthem, Inc., a national insurance company that provides a wide range of managed care products. Mr. Lytle's service to Anthem included serving as its Chief Operating Officer from 1982 until 1989, and its Chief Executive Officer from 1989 until his retirement in 1999. Mr. Lytle currently serves as Chairman of the Board. Mr. Lytle serves on the boards of directors of IPALCO Enterprises, (NYSE); CID Equity Partners, a venture capital firm; Duke REIT (NYSE), a real estate investment firm; and AllScripts, Inc., (NASDAQ), a firm providing hand held computing solutions to physicians; and Healthx.com, an Internet based health care connectivity company. Mr. Lytle is a Fellow with the American Enterprise Institute of Washington, D.C., a senior fellow in the Hudson Institute, and a guest lecturer at the University of Arizona School of Business. He also served on President Clinton's Commission on Consumer Protection and Quality in the Health Care Industry.

     Daniel J. Mitchell. Mr. Mitchell has been a director of XCare.net since August 1999. Since January 1997, Mr. Mitchell has been a Manager of Sequel Venture Partners, LLC, a venture capital firm. Since June 1992, Mr. Mitchell has been a General Partner of Capital Health Venture Partners, a venture capital firm. Mr. Mitchell is a director of Genomic Solutions, Inc.

           MANAGEMENT RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE
                             NOMINEES LISTED ABOVE

DIRECTORS NOT STANDING FOR ELECTION

     The members of the Board of Directors who are not standing for election at this year's Annual Meeting are set forth below.

NAME OF DIRECTOR                            AGE              PRINCIPAL OCCUPATION
----------------                            ---              --------------------
Jeffrey M. Krauss.........................  43    Managing Member, Psilos Group Managers,
                                                  LLC
Lorine R. Sweeney.........................  43    Chief Executive Officer and President of
                                                    XCare.net
J. Andrew Cowherd.........................  47    Managing Member of the General Partner,
                                                    Atlantic Medical Capital, L.P.
James B. Hoover...........................  45    Managing Member, Dauphin Capital Partners
                                                    I, L.P.
William F. Reilly.........................  57    Independent Consultant
Robert Tsao...............................  27    Investment Manager, Vertex Management,
                                                  Inc.

     Jeffrey M. Krauss. Mr. Krauss has been Chairman of the Board of Directors of XCare.net since March 1997. Since April 2000, Mr. Krauss has been a Managing Member of Psilos Group Managers, LLC, a venture capital firm. From May 1990 until March 2000, Mr. Krauss was a General Partner of Nazem & Company, a venture capital firm. Mr. Krauss is a director of Tegal Corporation, a publicly traded company engaged in the manufacture of semi-conductor capital equipment. Mr. Krauss also serves as a director of several private companies.

     Lorine R. Sweeney. Ms. Sweeney has been President, Chief Executive Officer and a director of XCare.net since October 1997. From November 1994 until September 1997, Ms. Sweeney was Vice President of Software Development and Technology and Vice President of the UltiMedex Business Unit of Micromedex, Inc., an international supplier of clinical reference information to the healthcare and environmental industries. Ms. Sweeney has over 19 years of executive leadership experience in the commercial software, CD-ROM, online information services, consulting and systems integration industries.

     J. Andrew Cowherd. Mr. Cowherd has been a director of XCare.net since March 1997. Since July 1996, Mr. Cowherd has been a Managing Member of the general partner of Atlantic Medical Capital, L.P., a venture capital firm that is managed by Atlantic Medical Management, L.L.C. Mr. Cowherd is a director of several private companies including MedCambio, Inc., a privately held company developing software products to speed the conversion of healthcare receivables to cash using the Internet; NotifyMD, Inc. a privately held company providing unified messaging and other communications services to physicians; and Nursefinders, Inc. a privately held company providing healthcare staffing and home health care services.

     James B. Hoover. Mr. Hoover has been a director of XCare.net since June 1999. Mr. Hoover is the Managing Member of Dauphin Management, L.L.C. which is the general partner of Dauphin Capital Partners I, L.P., a venture capital firm that he founded in June 1998. From November 1992 until June 1998, Mr. Hoover was a General Partner of Welsh, Carson, Anderson & Stowe, a private equity firm specializing in the acquisition of healthcare and information services businesses. Mr. Hoover is a director of New American Healthcare Corporation and U.S. Physical Therapy, Inc., two publicly traded health care companies.

     William F. Reilly. Mr. Reilly has been a director of XCare.net since May 1989. Mr. Reilly was one of the three founders of Reilly Dike Dosher Corporation, XCare.net's predecessor company. From May 1989 until

October 1997, Mr. Reilly was President and Chief Executive Officer of XCare.net. Since June 1998, Mr. Reilly has been an independent consultant.

     Robert Tsao. Mr. Tsao has been a director of XCare.net since June 1999. Since August 1997, Mr. Tsao has been an Investment Manager at Vertex Management, Inc., a venture capital firm and is currently a Vice-President. Mr. Tsao leads Vertex's investments in the Internet and Software industries. He currently serves as a director of several private companies including CyberBills, Inc., Expert Practice, Inc., Insite Objects, Inc., Kiracom Corp., New Moon Systems, Inc., One World Networks and ReachCast Corporation. From July 1995 until July 1997, Mr. Tsao was a Corporate Finance Analyst at SoundView Technology Group, Inc., an investment banking firm.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of eight meetings during the fiscal year ended December 31, 1999. No director serving during the fiscal year attended fewer than 75% of all meetings of the Board of Directors and the committees thereof on which such director served held during such director's tenure.

     The Board of Directors has two committees, the Audit Committee and the Compensation Committee. The Audit Committee, which consists of Messrs. Krauss, Mitchell and Lytle, reviews and advises the Board of Directors regarding the Company's accounting matters and is responsible for reviewing and recommending the annual appointment of the independent public accountants, reviewing the services to be performed by them, and reviewing and evaluating the accounting principles being applied to the Company's financial reports. The Audit Committee first met in March 2000. As a result no meetings were held during 1999.

     The Compensation Committee of the Board of Directors, which consists of Messrs. Cowherd, Hoover and Tsao, reviews and advises the Board of Directors regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company. The Compensation Committee first met in January 2000. As a result no meetings were held in 1999.

     The Board of Directors has no nominating committee or any committee performing such functions.

DIRECTOR COMPENSATION

     Directors are not paid any cash compensation from the Company for their services as members of the Board or any committee thereof, although they are reimbursed for reasonable out-of-pocket expenses incurred by them in attending such meetings. The board has the discretion to grant stock options to non-employee directors pursuant to the director option plan. In September 1999, each director then in office other than Lorine R. Sweeney, our President and Chief Executive Officer, was granted an option to purchase 10,000 shares of common stock under the 1999 Plan. In December 1999, Fred L. Brown was granted an option to purchase 25,000 shares of common stock. In January, 2000, L. Ben Lytle was granted an option to purchase 25,000 shares of common stock.

     The Company's full Board of Directors adopted a 1999 Director Option Plan in October 1999 (the "Director Plan"). The Director Plan was approved by the Company's stockholders in January 2000, and became effective upon the completion of our initial public offering.

     The director option plan has a term of ten years, unless terminated sooner by our board of directors. A total of 250,000 shares of our common stock have been reserved for issuance under the 1999 director option plan. The director option plan generally provides for an automatic initial grant of an option to purchase 25,000 shares of our common stock to each non-employee director on the date that person first becomes a director. After the initial grant, a non-employee director will automatically be granted subsequent options to purchase 10,000 shares of our common stock each year on the date of our annual stockholder's meeting, if on such date he or she has served on our board of directors for at least six months. Each initial option grant and each subsequent option has a term of 10 years. Each initial option, vests as to 25% of the shares subject to the option on each anniversary of the date of grant, and each subsequent option grant vests as to 100% of the shares subject to the option on the first anniversary of the date of grant. The exercise price of all options will be 100% of the fair market value of our common stock on the date of grant.

     The director option plan provides that if we merge with another corporation, or sell substantially all our assets, each option will become fully vested and exercisable for a period of thirty days from the date our board of directors notifies the optionee of the option's full exercisability, after which period the option will terminate. Options granted under the director option plan must be exercised within three months of the end of the optionee's tenure as a director of the Company, or within 12 months after termination by death or disability, but in no event later than the expiration of the option's ten year term. Options granted under the director option plan are not transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by the optionee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The compensation committee is currently comprised of Messrs. Hoover, Cowherd and Tsao. None of these individuals has at any time been an officer or employee of XCare.net. Prior to formation of the compensation committee, all decisions regarding executive compensation were made by the full board. No interlocking relationship exists between the board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

                                  PROPOSAL TWO

       AMENDMENT OF THE 1997 STOCK PLAN TO INCREASE THE NUMBER OF SHARES
              ISSUABLE UNDER THE PLAN FROM 2,200,000 TO 3,600,000

INTRODUCTION

     The 1997 Stock Plan (the "1997 Plan") was adopted by the Board of Directors in March 1997 and was approved by the stockholders in March 1997.

     The stockholders are being asked to approve an amendment to the 1997 Plan increasing the base number of shares reserved under the 1997 Plan from 2,200,000 shares to 3,600,000 shares. The number of shares available for issuance under the 1997 Plan will also be automatically increased on January 1 of each year, beginning in 2001, as further described below. As of the Record Date, 44,374 shares were available for grant under the 1997 Plan. As of the Record Date, the closing price for the Company's Common Stock on the Nasdaq National Market was $5.875.

     The material features of the 1997 Plan are outlined below.

SUMMARY OF THE 1997 PLAN

     The 1997 Plan provides for the grant of incentive stock options to employees, including officers and employee directors, and for the grant of nonstatutory stock options and stock purchase rights to employees, officers, directors and consultants. The 1997 Plan was adopted by our board of directors in March 1997 and approved by the stockholders in March 1997. The board of directors approved amendments to the 1997 Plan to increase the number of shares reserved under the plan in December 1997, April 1998, July 1998, May 1999 and September 1999. The stockholders approved these amendments to the stock plan in December 1997, April 1998, July 1998, May 1999 and September 1999.

     As of December 31, 1999 a total of 2,200,000 shares of our common stock has been reserved for issuance under the 1997 Plan. During the year ended December 31, 1999, we granted options under the plan to purchase 1,175,276 shares of common stock. As of August 31, 2000, options to purchase 1,868,252 shares of common stock were outstanding under the 1997 Plan and 43,244 were available for future issuance.

     The number of shares available for issuance under the 1997 Plan will be automatically increased on January 1 of each year, beginning in 2001, by an amount equal to the lesser of (a) 1,224,000 shares, (b) 5% of the outstanding shares on such date or (c) a lesser amount determined by the Board of Directors. Unless terminated sooner, the stock plan terminates in 2007.

     The Company's Board of Directors, which acts as administrator of the 1997 Plan, has the power to determine, among other things:

     - the terms of the options or stock purchase rights granted, including exercise price;

     - the number of shares subject to each option or stock purchase right;

     - the exercisability of each option or stock purchase right; and

     - the form of consideration payable upon the exercise of each option or stock purchase right.

     In addition, the administrator has the authority to amend, suspend or terminate the 1997 Plan, so long as no such action affects any shares previously issued or any option previously granted under the 1997 Plan. During any fiscal year, no optionee may be granted options to purchase more than 1,050,000 shares, although, in connection with an optionee's initial employment with us, such optionee may be granted an option covering an additional 1,050,000 shares.

     Options and stock purchase rights granted under the 1997 Plan are generally not transferable by the optionee, and each option and stock purchase right is exercisable during the lifetime of the optionee only by the optionee. Options granted under the 1997 Plan must generally be exercised within three months after the end of the optionee's status as an employee, director or consultant of XCare.net, or within 12 months after termination by death or disability, but in no event later than the expiration of the option's term.

     In the case of stock purchase rights, unless the administrator determines otherwise, the Company retains a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with XCare.net for any reason, including death or disability. The repurchase price is the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to XCare.net. The repurchase option shall lapse at a rate determined by the administrator.

     The exercise price of all incentive stock options granted under the 1997 Plan must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of nonstatutory stock options and stock purchase rights is determined by the administrator, but for nonstatutory stock options intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code, the exercise price must be at least equal to the fair market value of our common stock on the date of grant. For any participant who possesses more than 10% of the voting power of all classes of the our outstanding stock, the exercise price of any incentive stock option must be at least equal to 110% of the fair market value on the grant date and the term of the incentive stock option must not exceed five years. The term of all other options granted under the 1997 Plan may not exceed ten years. The 1997 Plan provides that if the Company merges with another corporation, or sells substantially all its assets, each option and stock purchase right will be assumed or an equivalent option will be substituted by the successor corporation. If the outstanding options and stock purchase rights are not assumed or substituted for, the optionees will become fully vested in and have the right to exercise their options or stock purchase rights in full. In such case, the administrator will notify the optionees that their options or stock purchase rights are fully exercisable for a period of 15 days from the date of the notice, and the options or stock purchase rights will terminate upon the expiration of that period.

UNITED STATES TAX INFORMATION

     An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after the date of grant and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares on the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

     All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time a nonstatutory option is granted. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares exercised over the exercise price. A different rule may apply if the optionee is a director, officer or 10% stockholder. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's exercise price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

     THE FOREGOING SUMMARY OF THE EFFECT OF THE UNITED STATES FEDERAL INCOME TAXATION LAWS UPON THE OPTIONEE AND THE COMPANY IN CONNECTION WITH THE 1997 PLAN DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

AMENDED AND NEW PLAN BENEFITS

     The Company cannot now determine the number of shares to be issued in the future pursuant to the 1997 Plan to the Company's executive officers and employees. In 1999, options to purchase 1,175,276 shares of the Company's Common Stock were issued to all employees pursuant to the 1997 Plan of which options to purchase 917,926 shares of the Company's Common Stock were issued to the executive officers as a group.

ADOPTION OF 2000 NONSTATUTORY STOCK OPTION PLAN

     In September 2000, the Board of Directors of the Company adopted the 2000 Nonstatutory Stock Option Plan (the "NSO Plan"). Under NSO Plan, the Board of Directors may issue options to purchase up to an aggregate of 600,000 shares of the Company's Common Stock to employees of the Company. No options will be issued under the NSO Plan to directors or executive officers of the Company. All options issued under the NSO Plan will nonstatutory stock options under the Internal Revenue Code. Approval of the NSO Plan by the stockholders of the Company is not required.

REQUIRED VOTE

     The approval of the amendment of the 1997 Plan requires the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote on this subject matter at the Annual Meeting. An abstention is not an affirmative vote, and therefore, will have the same effect as a vote against the proposal. A broker non-vote will not be treated as entitled to vote on this subject matter at the meeting. See "Information Concerning Solicitation and Voting -- Quorum; Abstentions; Broker Non-Votes."

             MANAGEMENT RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR"
                      THE AMENDMENT OF THE 1997 STOCK PLAN

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to beneficial ownership of our common stock as of August 31, 2000, as adjusted to reflect the sale of common stock in this offering, the conversion of our outstanding convertible preferred stock, including convertible preferred stock issuable upon the assumed cashless exercise of all outstanding convertible preferred stock warrants, and the cashless exercise of all outstanding common stock warrants. Information is given for:

     - each person who is known by us to beneficially own more than five percent of our common stock;

     - each of our directors;

     - each of our officers; and

     - all of our directors and officers as a group.

     Percentages of the outstanding shares of common stock are based on 16,239,550 shares outstanding as of August 31, 2000, plus all shares of common stock issuable on exercise of options within 60 days of August 31, 2000 held by the particular beneficial owner.

     The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and any shares which the individual has the right to acquire within 60 days of August 31, 2000, through the exercise of any stock option or other right. Except pursuant to applicable community property laws or as indicated in the footnotes to this table, to our knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such stockholder.

     Unless otherwise indicated, the principal address of each of the stockholders below is c/o XCare.net, Inc., 6400 South Fiddler's Green Circle, Suite 1400, Englewood, Colorado 80111.

                                                                    SHARES             PERCENTAGE
NAME OF BENEFICIAL OWNER                                      BENEFICIALLY OWNED   BENEFICIALLY OWNED
------------------------                                      ------------------   ------------------
Entities affiliated with Nazem & Company IV, L.P.(1)........       2,914,542              17.9%
  Jeffrey M. Krauss
     645 Madison Avenue, 12th Floor
     New York, New York 10022-1010
Atlantic Medical Capital, L.P.(2)...........................       2,398,501              14.8
  J. Andrew Cowherd
     156 West 56th Street, Suite 1605
     New York, New York 10019-3800
Entities affiliated with Sequel Venture Partners II,
  LLC(3)....................................................       1,129,012               6.9
  Daniel J. Mitchell
     4430 Arapahoe Avenue, Suite 220
     Boulder, Colorado 80303
Vertex Technology Fund (II) Ltd.(4).........................       1,156,112               7.1
  Robert Tsao
     3 Lagoon Drive, Suite 220
     Redwood City, California 94065
CB Healthcare Fund, L.P. ...................................       1,111,112               6.8
  One Boston Place, Suite 4010
  Boston, MA 02108

                                                                    SHARES             PERCENTAGE
NAME OF BENEFICIAL OWNER                                      BENEFICIALLY OWNED   BENEFICIALLY OWNED
------------------------                                      ------------------   ------------------
Dauphin Capital Partners I, L.P.(5).........................         955,926               5.9
  James B. Hoover
     108 Forest Avenue
     Locust Valley, New York 11560
Lorine R. Sweeney(6)........................................         869,726               5.1
Fred L. Brown(7)............................................          25,000                 *
Afshin Cangarlu(8)..........................................          70,000                 *
Ben Lytle(9)................................................          25,000                 *
Lawrence S. Dike............................................         120,000                 *
Kathlyn Matre(10)...........................................          25,000                 *
Tammy McLaren(11)...........................................         100,000                 *
Randy McMahon(12)...........................................          40,000                 *
Suriya Narayanan(13)........................................          60,000                 *
Sinan S. Nayman(14).........................................          40,000                 *
Thomas M. Pianko(15)........................................          80,000                 *
Mark Rangell(16)............................................         300,000               1.8
William F. Reilly(17).......................................         205,000               1.3
Gary Scherping(18)..........................................          50,500                 *
All directors and officers as a group (19 persons)(19)......      10,564,319              59.4

---------------

  *  Represents less than one percent of the total.

 (1) Represents 2,334,486 shares held by Nazem & Company IV, L.P., 555,556 shares held by Transatlantic Venture Fund C.V., 14,500 shares owned by Jeffrey M. Krauss, and 10,000 shares subject to stock options exercisable within 60 days of August 31, 2000 held by Jeffrey M. Krauss. Mr. Krauss, one of our directors, is a general partner of Nazem & Company IV, L.P. Nazem & Company IV, L.P. has four general partners, each of whom shares voting and investment power over the shares held by Nazem & Company IV, L.P. The majority of the partners in the General Partner of Nazem & Company IV, L.P. are also partners in the General Partner of Transatlantic Venture Fund C.V. Mr. Krauss disclaims beneficial ownership of the shares held by these entities except to the extent of his proportionate pecuniary interest.

 (2) Represents 2,388,001 shares held by Atlantic Medical Capital, L.P., 500 shares owned by J. Andrew Cowherd, and 10,000 shares subject to stock options exercisable within 60 days of August 31, 2000 held by Atlantic Medical Management, LLC. J. Andrew Cowherd, one of our directors, is a member of Atlantic Medical Management LLC. Atlantic Medical Management LLC is the management services company of Atlantic Medical Capital L.P. Atlantic Medical Management LLC has three members, each of whom shares voting and investment power over the shares held by Atlantic Medical Capital, L.P. Mr. Cowherd disclaims beneficial ownership of the shares held by that entity except to the extent of his proportionate pecuniary interest.

 (3) Represents 1,074,075 shares held by Sequel Limited Partnership II, 37,037 shares held by Sequel Entrepreneurs Fund II, L.P., 7,900 shares held by Daniel J. Mitchell, and 10,000 shares subject to stock options exercisable within 60 days of August 31, 2000 held by Sequel Venture Partners II, L.L.C. Sequel Venture Partners II, L.L.C., the general partner of Sequel Limited Partnership II and Sequel Entrepreneurs Fund II, L.P., has five managers, including Daniel J. Mitchell, one of our directors. Each of these managers' shares voting and investment power over the shares held by Sequel Limited Partnership II and Sequel Entrepreneurs Fund II, L.P. Mr. Mitchell disclaims beneficial ownership of the shares held by these entities except to the extent of his proportionate pecuniary interest.

 (4) Represents 1,136,112 shares held by Vertex Technology Fund (II) Ltd., 10,000 shares owned by Robert Tsao, and 10,000 shares subject to stock options exercisable within 60 days of August 31, 2000 held by Robert Tsao. Mr. Tsao, one of our directors, is an Investment Manager with Vertex Technology Fund. Mr. Tsao disclaims beneficial ownership of the shares held by that entity except to the extent of his proportionate pecuniary interest.

 (5) Represents 925,926 shares held by Dauphin Capital Partners I, L.P., 20,000 shares owned by James B. Hoover, and 10,000 shares subject to stock options exercisable within 60 days of August 31, 2000 held by Dauphin Management, L.L.C. James B. Hoover, one of our directors, is a Managing Member of Dauphin Management L.L.C., which is the general partner of Dauphin Capital Partners I, L.P. Mr. Hoover disclaims beneficial ownership of the shares held by that entity except to the extent of his proportionate pecuniary interest.

 (6) Includes 788,726 shares subject to stock options exercisable within 60 days of August 31, 2000.

 (7) Includes 25,000 shares subject to stock options exercisable within 60 days of August 31, 2000.

 (8) Includes 70,000 shares subject to stock options exercisable within 60 days of August 31, 2000.

 (9) Includes 25,000 shares subject to stock options exercisable within 60 days of August 31, 2000.

(10) Includes 25,000 shares subject to stock options exercisable within 60 days of August 31, 2000.

(11) Includes 80,000 shares subject to stock options exercisable within 60 days of August 31, 2000.

(12) Includes 40,000 shares subject to stock options exercisable within 60 days of August 31, 2000.

(13) Includes 60,000 shares subject to stock options exercisable within 60 days of August 31, 2000.

(14) Includes 40,000 shares subject to stock options exercisable within 60 days of August 31, 2000.

(15) Includes 80,000 shares subject to stock options exercisable within 60 days of August 31, 2000.

(16) Includes 191,309 shares subject to stock options exercisable within 60 days of August 31, 2000.

(17) Includes 10,000 shares subject to stock options exercisable within 60 days of August 31, 2000.

(18) Includes 500 shares held by Gary Scherping and 40,000 shares subject to stock options exercisable within 60 days of August 31, 2000. Also includes 10,000 shares held in the name of Mr. Scherping's spouse.

(19) Includes 1,525,035 shares subject to stock options exercisable within 60 days of August 31, 2000, as described in the above footnotes.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation that we paid during the year ended December 31, 1999, for services rendered during 1999, to our Chief Executive Officer and the only other executive officers whose salary and bonus exceeded $100,000 during such fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                             ANNUAL COMPENSATION
                                                             -------------------      ALL OTHER
NAME AND PRINCIPAL POSITION                                   SALARY      BONUS    COMPENSATION(1)
---------------------------                                  ---------   -------   ---------------
Lorine R. Sweeney..........................................  $175,000        --        $2,815
  President and Chief Executive Officer
Lawrence S. Dike...........................................   135,000        --         3,909
  Senior Vice President and Chief Scientist
Mark Rangell...............................................   135,000        --         2,814
  Senior Vice President, Sales and Marketing
Tammy McLaren..............................................   113,462    $1,500         2,665
  Vice President, Professional Services
Jon Wisda(2)...............................................   106,154        --         2,123
  Vice President, Product Development

---------------

(1) Consists of premiums we paid for life insurance, dental insurance, health insurance and long-term disability insurance for each executive officer.

(2) Mr. Wisda resigned effective February 18, 2000.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to stock options granted in 1999 to each of the officers named in the above table, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent our estimate of our future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

                                              INDIVIDUAL GRANTS
                               ------------------------------------------------   POTENTIAL REALIZABLE VALUE
                               NUMBER OF                                            AT ASSUMED ANNUAL RATES
                               SECURITIES   % OF TOTAL                            OF STOCK PRICE APPRECIATION
                               UNDERLYING    OPTIONS     EXERCISE                       FOR OPTION TERM
                                OPTIONS     GRANTED TO   PRICE PER   EXPIRATION   ---------------------------
NAME                            GRANTED     EMPLOYEES      SHARE        DATE          5%             10%
----                           ----------   ----------   ---------   ----------   -----------   -------------
Lorine R. Sweeney............   151,100        12.9%       $0.25      03/16/09     $ 23,756      $   60,204
                                285,726        24.3         2.70      09/01/09      485,167       1,229,509
Lawrence S. Dike.............        --          --           --            --           --              --
Mark Rangell.................    60,300         5.1         0.25      03/16/09        9,481          24,026
                                 66,800         5.7         2.70      09/01/09      113,427         287,447
Tammy McLaren................    50,000         4.3         0.25      02/08/09        7,861          19,922
                                 44,000         3.7         2.70      09/01/09       74,713         189,337
Jon Wisda(1).................    50,000         4.3         0.25      02/08/09        7,861          19,922
                                 30,000         2.6         2.70      09/01/09       50,940         129,093

---------------

(1) Mr. Wisda resigned effective February 18, 2000.

     In 1999, we granted options to purchase an aggregate of 1,175,276 shares to employees, directors and consultants. All options were granted under our stock option plan at exercise prices equal to the fair market value of our common stock on the date of grant, as determined in good faith by our board of directors, based on our financial results and prospects and at the share prices paid in arms-length transactions. All options typically vest over four years and are exercisable for up to ten years. In July 1999, we amended our option agreements so that all options are immediately exercisable upon grant; however, any unvested shares are subject to repurchase by us at their cost in the event of the optionee's termination of employment.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth for each of the named officers information concerning exercisable and unexercisable options held as of December 31, 1999. The value of in-the-money options is based on a value of $10.00 per share, the fair market value of our common stock at December 31, 1999, as determined by our board, and net of the option exercise price.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                            OPTIONS AT              IN-THE-MONEY OPTIONS AT
                          SHARES                         DECEMBER 31, 1999             DECEMBER 31, 1999
                        ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                     EXERCISE     REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    -----------   -----------   -----------   -------------   -----------   -------------
Lorine R. Sweeney.....    80,000        216,000       788,726          --         $6,990,050         --
Lawrence S. Dike......        --             --            --          --                 --         --
Mark Rangell..........    22,800         61,560       277,200          --         $2,539,040         --
Tammy McLaren.........    20,000         54,000        80,000          --         $  672,200         --
John Wisda(1).........        --             --        80,000          --         $  706,500         --

---------------

(1) Mr. Wisda resigned effective February 18, 2000.

     The number of unexercised options at December 31, 1999 which are exercisable reflects that all options are immediately exercisable upon grant, although the shares issued upon exercise are subject to our right to repurchase them upon termination of employment, which right lapses progressively over time.

EMPLOYMENT AGREEMENTS

     We require each of our employees to enter into confidentiality agreements prohibiting the employee from disclosing any of our confidential or proprietary information. In addition, the agreements generally provide that upon termination the employee will not work for a competitor and may not solicit our customers and employees. At the time of commencement of employment, our employees also generally sign offer letters specifying basic terms and conditions of employment. Lorine R. Sweeney, Mark Rangell and Tammy McLaren have each signed offer letters of this type.

OTHER EMPLOYEE BENEFIT PLANS

  401(k) Plan

     The Company sponsors a 401(k) plan covering full-time employees, including executive officers, located in the United States who are at least 21 years of age. The 401(k) plan is intended to qualify under Section 401(k) of the Internal Revenue Code. Contributions to the 401(k) plan by employees or by us, and the investment earnings on these contributions, are not taxable until withdrawn from the 401(k) plan. Employees may elect to reduce their pre-tax earnings up to a statutorily prescribed annual limit, which was $10,000 in 1999, and to have the amount of that reduction contributed to the 401(k) plan. The 401(k) plan permits, but does not require, additional matching contributions by us on behalf of all participants in the 401(k) plan. To date, we have not made any contributions to the 401(k) plan.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

GENERAL

     The Compensation Committee (the "Committee") of the Board of Directors establishes the overall executive compensation strategies of the Company and approves compensation elements for the Company's Chief Executive Officer and other executive officers. The Committee is comprised of three independent, nonemployee members of the Board of Directors, none of whom has interlocking relationships as defined by the Securities and Exchange Commission. The Committee has available to it such external compensation advice and data as the Committee deems appropriate to obtain.

     The compensation philosophy of the Committee is to provide a comprehensive compensation package for each executive officer that is competitive with those offered by companies of similar type and size, in the same geographical area and whose executives perform similar skills to those performed by the executives of the Company. Accordingly, the Committee follows a compensation strategy which has used vesting terms to incentivize and reward executives as the Company addresses the challenges associated with growth. As the Committee applies this compensation philosophy in determining appropriate executive compensation levels and other compensation factors, the Committee reaches its decisions with a view towards the Company's overall financial performance. The Committee strives to structure each officer's overall compensation package to enable the Company to attract, retain and reward personnel who contribute to the success of the Company.

EXECUTIVE OFFICER COMPENSATION

     The objectives of the executive officer compensation program are to attract, retain, motivate and reward key personnel who possess necessary leadership and management skills through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits generally available to employees of the Company.

     Base Salary. Base salary levels for the Company's executive officers are generally targeted to be competitive with companies in the same stage of development and in the same industry and geographic area. In determining salaries, the Committee also takes into account the Chief Executive Officer's recommendations, individual experience, contributions to corporate goals and the Company's performance.

     Incentive Bonuses. The Committee believes that a cash incentive bonus plan can serve to motivate the Company's executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. In 1999, the Company's goals were targeted toward longer-term objectives for corporate development. As a consequence, the Company did not have an incentive bonus plan for executive officers for fiscal 1999.

     Stock Option Grants. Stock options are granted to executive officers and other employees under the Company's Option Plans. Stock option grants are intended to focus the recipient on the Company's long-term performance to improve stockholder value and to retain the services of executive officers in a competitive job market by providing significant long-term earning potential. To this end, stock options generally vest over a four-year period, based on continued employment. Factors considered in granting stock options to executive officers of the Company are the duties and responsibilities of each individual, such individual's contributions to the success of the Company and other relevant factors. The Company views stock options as an important component of long-term compensation for executive officers since options motive executive officers to manage the Company in a manner that is consistent with the interests of stockholders.

CEO COMPENSATION

     Compensation for the Chief Executive Officer is consistent with the philosophies and practices described above for executive officers in general. Ms. Sweeney received no increase to her salary of $175,000 in 1999. During 1999, Ms. Sweeney was granted 151,100 options to purchase Company common stock at an exercise price of $0.25, and an addition 285,726 options to purchase Company common stock at an exercise price of $2.70.

                                            COMPENSATION COMMITTEE

                                            J. Andrew Cowherd
                                            James B. Hoover
                                            Robert Tsao

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1999, there was not any transaction or series of similar transactions to which the Company was a party in which the amount involved exceeded $60,000 and in which any director, executive officer, holder of more than five percent of the Company's common stock or any member of the immediate family of any of the foregoing persons had a direct or indirect material interest, other than compensation agreements and other arrangements described above in "Executive Compensation" and the transactions described below.

PROFESSIONAL SERVICES AGREEMENT

     In September 1999, the Company entered into a professional services agreement with munshee.com LLC, whose managing member is a general partner of Nazem & Company IV, L.P., a beneficial owner of greater than 5% of our common stock. Jeffrey M. Krauss, a director of the Company, was a general partner of Nazem & Company IV, L.P. until March 2000. The Company recognized $453,000 in revenue under this agreement during the quarter ended December 31, 1999.

EQUITY INVESTMENT TRANSACTIONS

     In June and July 1999, the Company sold an aggregate of 6,305,322 shares of its Series B preferred stock at a price of $2.70 per share. Holders of five percent or more of the Company's common stock participated in these sales as follows:

                                                            NUMBER OF
                                                            SHARES OF
STOCKHOLDER                                                 SERIES B
-----------                                                 ---------
Atlantic Medical Capital, L.P. ...........................    640,193
C.B. Healthcare Fund, L.P. ...............................  1,111,112
Dauphin Capital Partners, L.P. ...........................    925,926
Entities affiliated with Nazem & Company IV, L.P. ........  1,142,234
Entities affiliated with Sequel Venture Partners II,
  LLC.....................................................  1,111,112
Vertex Technology Fund (II) Ltd. .........................  1,111,112

     J. Andrew Cowherd, one of the Company's directors, is a member of Atlantic Medical Management LLC. Atlantic Medical Management LLC is the Management Services Company for Atlantic Medical Capital L.P. James B. Hoover, one of the Company's directors, is a Managing Member of Dauphin Management L.L.C., which is the general partner of Dauphin Capital Partners I, L.P. Jeffrey M. Krauss, one of the Company's directors, was a general partner of Nazem & Company IV, L.P. until March 2000. Daniel J. Mitchell, one of the Company's directors, is a manager of Sequel Venture Partners II, LLC. Robert Tsao, one of the Company's directors, is an investment manager with Vertex Technology Fund. Holders of preferred stock are entitled to registration rights with respect to the common stock issued or issuable upon conversion of these shares.

OPTION GRANTS TO DIRECTORS

     On September 1, 1999, the Company granted an option to purchase 10,000 shares of common stock to each of Jeffrey M. Krauss, Robert Tsao, and William F. Reilly, each of whom is one of the Company's directors. In addition, on September 1, 1999, the Company granted an option to purchase 10,000 shares of common stock to each of Atlantic Medical Management LLC, with which J. Andrew Cowherd, one of the Company's directors, is affiliated; to Sequel Venture Partners II, LLC, with which Daniel J. Mitchell, one of the Company's directors, is affiliated; and to Dauphin Management L.L.C., with which James B. Hoover, one of the Company's directors, is affiliated. The options each have an exercise price of $2.70 per share. Twenty-five percent of the shares subject to each option vests on September 7, 2000, and 1/48th of the shares subject to each option vests at the end of each month after September 7, 2000, subject to the continued services of the particular individual as a director. On December 30, 1999, the Company granted an option to purchase 25,000 shares of common stock to Fred L. Brown, a director appointed to the Company's board on that date. The option has an exercise price of $10.00 per share. Twenty-five percent of the shares subject to the option vest on December 30, 2000, and 1/48th of the shares vest at the end of each month after December 30, 2000, subject to the continued service of Mr. Brown as a director.

     The Company believes that all related-party transactions described above were on terms no less favorable than could have been otherwise obtained from unrelated third parties.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     No selection or recommendation has been made for the independent public accountants for the Company's 2000 audit. This selection will be made by the Audit Committee of the Company's Board of Directors. The Company's financial statements for the year ended December 31, 1999, were audited by PricewaterhouseCoopers LLP.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                            THE BOARD OF DIRECTORS

Dated: September 20, 2000

                                      PROXY

                                 XCARE.NET, INC.

                Annual Meeting of Stockholders - November 1, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Lorine R. Sweeney and Jeffrey M. Krauss, each of them, as proxies of the undersigned, each with full power to appoint her or his substitute, and hereby authorizes them to represent and to vote all the shares of stock of XCare.net, Inc. which the undersigned is entitled to vote, as specified on the reverse side of this card, at the Annual Meeting of Stockholders of XCare.net, Inc. (the "Meeting") to be held on November 1, 2000 at 9:00 a.m., Mountain Standard Time at the Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado 80112, and at any adjournment or postponement thereof.

   When this Proxy is properly executed, the shares to which this Proxy relates will be voted as specified and, if no specification is made, will be voted for the Board of Director nominees and for Proposal 2, and this Proxy authorizes the above designated proxies to vote in their discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

[See reverse side] (Continued and to be signed on reverse side)

[X] Please mark votes as in this example

          The Board of Directors recommends a vote FOR the Proposals:

1. ELECTION OF DIRECTORS.

Nominees:
            Fred L. Brown
            L. Ben Lytle
            Daniel J. Mitchell

             [  ] For             [  ] Against            [  ] Abstain

   Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:

  2. AMENDMENT OF THE COMPANY'S 1997 STOCK PLAN TO INCREASE

   THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER SUCH PLAN FROM 2,200,000 TO 3,600,000 SHARES.

             [  ] For             [  ] Against            [  ] Abstain

   Please sign exactly as your name(s) appear(s) on this Proxy. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date this Proxy.

[ ] Mark here for address change and note below

Signature:__________________________ Date: _________________

Whether or not you plan to attend the meeting in person, you are urged to complete, date, sign and promptly mail this Proxy in the enclosed return envelope so that your shares may be represented at the meeting.